EXHIBIT 99.1

                               JOINT PRESS RELEASE

  [CENVEO LOGO]         [BURTON CAPITAL MANAGEMENT LOGO]      [GOOODWOOD LOGO]

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FOR IMMEDIATE RELEASE


                   CENVEO AND BURTON GROUP END PROXY CONTEST;
                     AGREEMENT WILL BENEFIT ALL SHAREHOLDERS

               ROBERT G. BURTON, SR. TO BE NAMED CHAIRMAN AND CEO

                        SPECIAL MEETING WILL NOT BE HELD


DENVER, CO AND GREENWICH, CT - September 9, 2005 - Cenveo(TM), Inc. (NYSE: CVO), one of North America's leading providers of visual communications services, and Burton Capital Management, LLC and Goodwood Inc., today announced that they have reached an agreement to end their proxy contest.

Pursuant to an agreement entered into today, the current Cenveo board of directors has approved a reconstituted board of directors which will consist of the nominees proposed by Burton Capital Management and Goodwood Inc.; Jerome Pickholz, who is currently a director of Cenveo; and Robert Obernier, the Chairman and Chief Executive Officer of Horizon Paper Co., Inc., who Cenveo's board, Burton Capital Management and Goodwood Inc. agreed would be a valuable addition to the Cenveo board of directors. The transition in membership of the board of directors will be effective as of noon, Eastern time, on Monday, September 12, 2005. In light of this consensual resolution, Cenveo's September 14, 2005 special meeting of shareholders will not be held.

At the same time, Robert Burton, Sr. will be named Chairman and Chief Executive Officer of Cenveo. Mr. Burton has over 30 years of experience in the printing and media business.

Robert Burton said, "We are very pleased to have reached this agreement with Cenveo and strongly believe that it is in the best interests of all Cenveo shareholders, customers and employees. I appreciate the willingness of the Cenveo board of directors to enter into this agreement and facilitate an orderly resolution to the proxy contest. I look forward to leading the company to deliver performance in a challenging environment, with the same intense focus on enhancing shareholder value as I have had throughout my career. As I have previously announced, I plan to bring on a team of proven industry veterans to help lead Cenveo, and look forward to doing so promptly. Under my leadership, I believe that Cenveo will be well positioned to generate strong results and create value for all of its shareholders."

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Robert T. Kittel of Goodwood, said, "Mr. Burton created substantial shareholder value in his recent assignments at Moore Corporation Limited and former Kohlberg Kravis Roberts & Co.'s portfolio company, World Color Press, Inc., and we look forward to his stewardship of Cenveo."

James Malone, who will step down as Chairman and Chief Executive Officer, said, "We are pleased to have reached this settlement with Burton Capital Management and Goodwood, which we believe is in the best interests of all Cenveo shareholders, customers and employees. It is time to end the dispute and redirect all of the company's efforts to creating value for shareholders." Malone concluded, "I want to thank all of Cenveo's employees for their constant support and dedication to our business during this period. The past six months have reinforced how good a company Cenveo is."

Pursuant to the agreement between Cenveo and Burton Capital Management, it was agreed that, for a period of three years, the company's charter and by-laws will provide for the annual election of directors, the ability of shareholders to remove directors without cause, and the ability of shareholders to call a special meeting. It was also agreed that, for a period of four years, no related party transactions will be entered into by Cenveo without the approval of independent directors; that, for a period of two years, except with the approval of independent directors, Cenveo will not alter, amend or repeal its shareholder rights plan, nor exempt Burton Capital Management or its affiliates from operation of the plan. Further, it was agreed that, except with the approval of independent directors, for a period of one year, Mr. Burton will not dispose of any Cenveo shares he currently holds.



In light of the current board's approval of the successor members of the board, the transaction will not constitute a change of control for purposes of Cenveo's debt agreements.


ABOUT CENVEO
Cenveo, Inc. (NYSE:CVO),www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 9,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.

FORWARD-LOOKING STATEMENTS

STATEMENTS MADE IN THIS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL FINANCIAL INFORMATION, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION: (1) GENERAL ECONOMIC, BUSINESS AND LABOR CONDITIONS, (2) THE ABILITY TO IMPLEMENT THE COMPANY'S STRATEGIC INITIATIVES, (3) THE ABILITY TO REGAIN PROFITABILITY AFTER SUBSTANTIAL LOSSES IN 2004 AND THE FIRST SIX MONTHS OF 2005, (4) THE MAJORITY OF COMPANY'S SALES ARE NOT SUBJECT TO LONG-TERM CONTRACTS, (5) THE IMPACT OF CHANGES IN THE BOARD OF DIRECTORS, THE COMPANY`S CEO AND OTHER MANAGEMENT AND

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STRATEGIC DIRECTION THAT MAY BE MADE, (6) THE ABILITY TO EFFECTIVELY EXECUTE
COST REDUCTION PROGRAMS AND MANAGEMENT REORGANIZATIONS, (7) THE INDUSTRY IS EXTREMELY COMPETITIVE DUE TO OVER CAPACITY, (8) THE IMPACT OF THE INTERNET AND OTHER ELECTRONIC MEDIA ON THE DEMAND FOR ENVELOPES AND PRINTED MATERIAL, (9) POSTAGE RATES AND OTHER CHANGES IN THE DIRECT MAIL INDUSTRY, (10) ENVIRONMENTAL LAWS MAY AFFECT THE COMPANY'S BUSINESS, (11) THE ABILITY TO RETAIN KEY MANAGEMENT PERSONNEL, (12) COMPLIANCE WITH RECENTLY ENACTED AND PROPOSED CHANGES IN LAWS AND REGULATIONS AFFECTING PUBLIC COMPANIES COULD BE BURDENSOME AND EXPENSIVE, (13) THE ABILITY TO SUCCESSFULLY IDENTIFY, MANAGE AND INTEGRATE POSSIBLE FUTURE ACQUISITIONS, (14) DEPENDENCE ON SUPPLIERS AND THE COSTS OF PAPER AND OTHER RAW MATERIALS AND THE ABILITY TO PASS PAPER PRICE INCREASES ONTO CUSTOMERS, (15) THE ABILITY TO MEET CUSTOMER DEMAND FOR ADDITIONAL VALUE-ADDED PRODUCTS AND SERVICES, (16) CHANGES IN INTEREST RATES AND CURRENCY EXCHANGE RATES OF THE CANADIAN DOLLAR, (17) THE ABILITY TO MANAGE OPERATING EXPENSES,
(18) THE RISK THAT A DECLINE IN BUSINESS VOLUME OR PROFITABILITY COULD RESULT IN A FURTHER IMPAIRMENT OF GOODWILL, AND (19) THE ABILITY TO TIMELY OR ADEQUATELY RESPOND TO TECHNOLOGICAL CHANGES IN THE COMPANY'S INDUSTRY.

THESE RISKS AND UNCERTAINTIES ARE ALSO SET FORTH UNDER MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION IN THE CENVEO, INC. ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND IN THE COMPANY'S OTHER SEC FILINGS. A COPY OF THE ANNUAL REPORT IS AVAILABLE ON THE COMPANY'S WEBSITE AT HTTP://WWW.CENVEO.COM.

                                      # # #

CONTACTS:

FOR CENVEO:                                 FOR BURTON AND GOODWOOD:

INVESTORS:
Michel P. Salbaing                          Robert G. Burton, Jr.
Senior Vice President & CFO                 President
Cenveo, Inc.                                Burton Capital Management, LLC
303-790-8023                                203-302-3707
michel.salbaing@cenveo.com

MEDIA:
Kathy Hedin                                 Robert T. Kittel
Director of Communications                  Partner
Cenveo, Inc.                                Goodwood Inc.
303-566-7494                                416-203-2022

Abernathy MacGregor
Rhonda Barnat/Mike Pascale
212-371-5999